THRIVENT FINANCIAL FOR LUTHERANS                                  RIDER

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ACCIDENTAL DEATH BENEFIT
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1. CONSIDERATION.  We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-ADB.

2. DEFINITIONS.

2a. Date of Issue of this Rider.  The Date of Issue of this Rider as stated on page 5-ADB.

2b. Rider Anniversary.  The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

3. THE BENEFIT.  We will pay to the beneficiary as part of the Death
Proceeds the Accidental Death Benefit shown on page 5-ADB upon receiving proof that the death of the Insured:

1) Resulted from accidental bodily injury directly and independently of all other causes;
2) Occurred within 120 days of the date of injury; and
3) Occurred before this rider terminated.

4. DEATHS NOT COVERED.  The Accidental Death Benefit is not payable if the Insured's death results directly or indirectly, in whole or in part, from:

1) Suicide, while sane or insane; or
2) Intentionally self-inflicted injury, while sane or insane; or
3) Physical or mental illness or disease, including situations where an accident accelerates or aggravates a pre-existing condition; or
4) Any act of war, declared or undeclared, or any act
   attributable to war; or
5) Committing or attempting to commit a crime; or
6) Voluntarily taking any narcotic, barbiturate or other drug or hallucinogenic agent except as used according to the advice of a licensed medical practitioner; or
7) Operating a motor vehicle, motor boat, snowmobile or machinery when the Insured has a blood alcohol level that exceeds the legal limit set forth in the statutes of the state where the death occurred; or
8) Lethal consumption by the Insured of alcoholic beverages or other intoxicants; or
9) Carbon monoxide from a motor vehicle; or
10) Autoerotic asphyxia; or

UR-QA-ADB (03)

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ACCIDENTAL DEATH BENEFIT                                    (continued)
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11) Operating, descending from, or riding in an aircraft being used for private or instructional purposes.  Aircraft includes all engine and non-engine aircraft including but not limited to hang gliders, kites, parachutes and balloons.  Aircraft does not include any of the following when they are used for air transportation:

    a) An air carrier licensed by the Federal Aviation Administration.
    b) A chartered aircraft for compensation or hire.
    c) A commuter aircraft for compensation or hire.

5. MISSTATEMENT OF AGE OR SEX.  If the Insured's age or sex has been misstated, the amount of Accidental Death Benefit payable will be adjusted to the amount that would have been provided by the most recent monthly cost deduction for this rider using the correct age and sex.

6. INCONTESTABILITY.  We will not contest the validity of this rider after it has been in force during the Insured's lifetime for two years from the Date of Issue of this Rider.

7. TERMINATION.  This rider will terminate on the earliest of the following dates:

1) The first Rider Anniversary on or after the Insured's 70th birthday.
2) The date this contract terminates.
3) The first Monthly Anniversary on or after the date we receive
   Written Notice to cancel this rider.

Signed for the Thrivent Financial for Lutherans

President

Secretary

THRIVENT FINANCIAL FOR LUTHERANS                                  RIDER

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COST OF LIVING ADJUSTMENT BENEFIT
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1. CONSIDERATION.  We include this rider as part of this contract based on the Application signed by the applicant.  There is no additional cost for this rider.

2. DATE OF ISSUE OF THIS RIDER.  The Date of Issue of this Rider as stated on page 5-COL.

3. THE BENEFIT.  This rider increases the Face Amount of this contract and, if elected by you, the amount of the billed premium.  Increases are with no evidence of insurability required and are effective on each
Contract Anniversary after the Date of Issue of this Rider, provided this rider is then in force.  Increases are subject to Section 6
CONDITIONS OF INCREASE.

 3a. Increase in Face Amount.  The increase in Face Amount on a
 Contract Anniversary is the smallest of:

 1) The CPI Increase on that day multiplied by the Face Amount, rounded up to the next $100;
 2) 10% of the Face Amount rounded up to the next $100; and
 3) $50,000.

 The Risk Class for the increase in Face Amount will be the same as for this contract.

 3b. Increase in Billed Premium.  If page 5-COL shows that this rider increases the premium, the billed premium on a Contract Anniversary will increase by the CPI Increase.

We will notify you one month before any Contract Anniversary on which an increase will occur.  You may reject the increase in Face Amount or, if applicable, the increase in billed premium by giving Written Notice before that Contract Anniversary.  If you reject an increase in Face
Amount, this rider will terminate.

4. THE CPI INCREASE.  The CPI Increase is equal to the percentage increase in Consumer Price Index for All Urban Consumers from the Base
Index Month to the Current Index Month.  If this index is discontinued
or changed we will use a similar index.

5. INDEX MONTHS.  The Current Index Month for a Contract Anniversary is
the third calendar month before that Contract Anniversary.  The Base
Index is the month one year before the Current Index Month.

UR-QL-COL (03)

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COST OF LIVING ADJUSTMENT BENEFIT                           (continued)
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6. CONDITIONS OF INCREASE.  Each increase in Face Amount is subject to the following:

1) Risk Class for the increase will be the same as for this rider.
2) The Cost of Insurance for the increase will be included in the
   Monthly Deduction beginning on the effective date of the increase.
3) The Cash Surrender Value of this contract must be sufficient to cover the Monthly Deduction on the effective date of the increase.
4) A new schedule of Decrease Charges will apply to the increase in
   Face Amount.
5) A new Death Benefit Guarantee Premium for this contract will be determined for any Death Benefit Guarantee in effect on the effective date of the increase.

7. INCONTESTABILITY.  We will not contest the validity of this rider after it has been in force during the Insured's lifetime for two years from the Date of Issue of this Rider.

8. TERMINATION.  This rider will terminate on the earliest of the following dates:

1) The Expiration Date for this rider shown on page 5-COL.
2) The date this contract terminates.
3) The date you reject an increase in Face Amount under this rider.
4) The effective date of any decrease in Face Amount.
5) The date the sum of the increases in Face Amount due to this rider equals or exceeds two times the Face Amount on the Date of Issue of this Rider.
6) The effective date of any increase in Face Amount you make that has a rated Risk Class.
7) The date you give Written Notice to cancel this rider.

9. REINSTATEMENT.  If this rider terminates other than under Section
8(1), 8(5) or 8(6) of this rider, it may be reinstated any time before the Expiration Date for this rider.  To reinstate we require evidence of insurability which meets our standards.  The effective date of the reinstatement is the first Monthly Anniversary on or after the date the application for reinstatement is approved by us.  Section 7
INCONTESTABILITY will apply from the date of reinstatement with regard to statements made in the application for reinstatement.

Signed for the Thrivent Financial for Lutherans

President

Secretary

THRIVENT FINANCIAL FOR LUTHERANS                                  RIDER

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GUARANTEED INCREASE OPTION BENEFIT
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1. CONSIDERATION.  We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-GIO.

2. DEFINITIONS.

2a. Date of Issue of this Rider.  The Date of Issue of this Rider as stated on page 5-GIO.

2b. Rider Anniversary.  The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

3. THE BENEFIT.  You may increase the Face Amount of this contract on each Fixed Increase Option Date.  You may also increase the Face Amount on Alternate Increase Option Dates, except that use of an alternate increase option cancels the next Fixed Increase Option Date.  Increases in Face Amount are with no evidence of insurability required and are subject to Section 6 CONDITIONS OF INCREASE.

4. FIXED INCREASE OPTION DATES.  Fixed Increase Option Dates occur on the first Rider Anniversary on or after:

1) The 16th birthday of the Insured (if this rider is then in force)
   or, if not used then, the 18th birthday of the Insured (if this rider is then in force); and
2) The 22nd, 25th, 28th, 31st, 34th, 37th, 40th and 43rd birthdays of the Insured.

Each option is in effect while this rider is in force from 60 days before the Fixed Increase Option Date to 30 days after that date.

5. ALTERNATE INCREASE OPTION DATES.  Alternate Increase Option Dates
occur upon the date of each of the following events which take place between the Date of Issue of this Rider and the Rider Anniversary on or after the Insured's 43rd birthday:

1) Marriage of the Insured;
2) Birth of each live child born to the Insured;
3) Legal adoption of a child by the Insured; and
4) Purchase of a primary residence by the Insured.

Each option is in effect for 60 days after the Alternate Increase
Option Date.  Use of an Alternate Increase Option Date cancels the next
Fixed Increase Option Date.  An Alternate Increase Option Date may not
be used if there are no remaining Fixed Increase Option Dates.

UR-QG-GIO (03)

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GUARANTEED INCREASE OPTION BENEFIT                          (continued)
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6. CONDITIONS OF INCREASE.  Each increase in Face Amount is subject to the following:

1) You must make written application to us at our
   Service Center.
2) The risk class for the increase in Face Amount will be the same as for this rider.
3) The increase must be at least $10,000 and may not exceed the Option
   Amount for this rider as shown on page 5-GIO.
4) The effective date of the increase will be the date shown on the supplemental contract schedule that we will mail to you.
5) The Cost of Insurance for the increase in Face Amount will be included in the Monthly Deduction beginning on the effective date of the increase.
6) The Cash Surrender Value of this contract must be sufficient to cover the Monthly Deduction on the effective date of the increase.
7) A new schedule of Decrease Charges will apply to the increase in
   Face Amount.
8) A new Death Benefit Guarantee Premium for this contract will be determined for any Death Benefit Guarantee in effect on the effective date of the increase.

7. INCONTESTABILITY.  We will not contest the validity of this rider after it has been in force during the Insured's lifetime for two years from the Date of Issue of this Rider.

8. ASSIGNMENT AND OWNERSHIP.  This rider may not be assigned.  If you transfer ownership of the contract, all options under this rider to increase the Face Amount will belong to the Insured.

9. TERMINATION.  This rider will terminate on the earliest of the following dates:

1) The date 30 days following the first Rider Anniversary on or after the Insured's 43rd birthday.
2) The date you use an Alternate Increase Option Date that cancels the final Fixed Increase Option Date provided under Section 4(2).
3) The date this contract terminates.
4) The first Monthly Anniversary on or after the date we receive
   Written Notice to cancel this rider.

Signed for the Thrivent Financial for Lutherans

President

Secretary

THRIVENT FINANCIAL FOR LUTHERANS                                  RIDER

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TERM LIFE INSURANCE BENEFIT
-----------------------------------------------------------------------

1. CONSIDERATION.  We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the
Monthly Cost.

2. DEFINITIONS.

2a. Date of Issue of this Rider.  The Date of Issue of this Rider as stated on page 5-TIB.

2b. Rider Anniversary.  The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

2c. Rider Attained Age.  The Rider Attained Age on any day is the
Insured's age on the Rider Anniversary on or immediately prior to that day.

2d. Rider Issue Age.  The Insured's age on the Date of Issue of this
Rider as shown on page 5-TIB.

2e. Rider Year.  The first Rider Year is the period of time from the
Date of Issue of this Rider until the first Rider Anniversary.
Thereafter, Rider Year is the period of time from one Rider Anniversary to the next Rider Anniversary.

3. THE BENEFIT.  Upon receiving proof that the death of the Insured occurred before this rider terminated, we will pay to the Insured's beneficiary the amount of Term Insurance shown on page 5-TIB.

4. MONTHLY COST.  The Monthly Cost of this benefit is included in each
Monthly Deduction beginning on the Date of Issue of this Rider.  The
Monthly Cost is determined on the date of each Monthly Deduction and is equal to the Term Cost of Insurance Rate multiplied by the Term
Insurance Amount divided by 1,000.

5. TERM COST OF INSURANCE RATE.  We will determine the Term Cost of
Insurance Rate monthly.  The rate is based on the Insured's Risk Class,
Sex, Rider Issue Age, Rider Attained Age and Insurance Coverage Amount.
The Term Cost of Insurance Rate will not exceed the rates shown on page
5-TIB, unless the Risk Class is rated.

If the Risk Class for the Term Insurance Amount is rated, the maximum cost is increased in one or both of the following ways, as specified on page 5-TIB:

1) The maximum Term Cost of Insurance Rate is multiplied by a specified percentage rating.
2) An extra monthly amount is added to the Term Cost of Insurance Rate.

UR-QT-TIB (03)

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TERM LIFE INSURANCE BENEFIT                                 (continued)
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We may charge less than the maximum rate.  Any change in Term Cost of
Insurance Rates will be based on the Term Insurance Amount and will apply to all insureds of the same risk class, sex, issue age and attained age.

6. DECREASE IN TERM INSURANCE.  You may decrease the amount of Term
Insurance once in each Rider Year.  The decrease is subject to the following:

1) You must give Written Notice.
2) The remaining amount of Term Insurance must not be less than
   $25,000.
3) A new Death Benefit Guarantee Premium for this contract will be determined for any Death Benefit Guarantee in effect on the effective date of the decrease.
4) The effective date of the decrease will be the first Monthly
   Anniversary on or after the date we receive Written Notice.  That date will be shown on the supplemental contract schedule that we will mail to you.

7. CONVERSION PRIVILEGE.  After the first Rider Anniversary and before
Rider Attained Age 70, you may convert some or all of the Term
Insurance to:

1) Any life insurance contract, other than term insurance, that we offer at the time of conversion.  The new contract will be on the life of the Insured with no evidence of insurability required; or
2) An increase in the Face Amount of this contract.  Conversion to an increase in Face Amount is subject to the conditions of increase in
   Section 6.1 of this contract except that no evidence of insurability will be required.

All conversions are subject to the following:

1) Written application must be made to us at our Service Center.
2) Conversion must be made while this rider is in force.
3) No premium may be in default at the time of conversion.
4) If not all of the Term Insurance is converted, the amount of Term
   Insurance remaining in force after conversion must be at least
   $25,000.

Conversion to a new contract is also subject to the following:

1) The amount of the new contract may not exceed the amount of Term
   Insurance converted.
2) The new contract's date of issue will be the date of conversion.
   The issue age will be the Insured's age last birthday on that date.
   Premiums will be based on rates in effect on the date of conversion.
3) The risk class for the new contract will be the same as for this rider or, if that class is not offered by us, the most comparable risk class then available.  If any exclusion rider applies to this rider, the new contract will also have such an exclusion rider.

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TERM LIFE INSURANCE BENEFIT                                 (continued)
-----------------------------------------------------------------------

4) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue.  As used in those provisions, the date of issue will be the Date of Issue of this
   Rider.

8. MISSTATEMENT OF AGE OR SEX.  If the Insured's age or sex has been misstated, the amount of Term Insurance payable will be adjusted to the amount that would have been provided by the most recent Monthly Cost deduction for this rider using the correct age and sex.

9. INCONTESTABILITY.  We will not contest the validity of this rider after it has been in force during the lifetime of the Insured for two years from the Date of Issue of this Rider.

10. EXCLUSION: SUICIDE.  If the Insured dies by suicide, while sane or insane, within two years after the Date of Issue of this Rider, the benefit of this rider is limited to the sum of the Monthly Cost deductions made for this rider.

11. REINSTATEMENT.  This rider may be reinstated if the contract is reinstated.  To reinstate this rider we require evidence of the
Insured's insurability which meets our standards.  Section 9
INCONTESTABILITY will apply from the date the rider is reinstated with regard to statements made in the application for reinstatement.

12. BENEFICIARY.  The beneficiary of this rider is named in the
Application.  You may change the beneficiary by giving Written Notice while the Insured is living.  The Written Notice must be received and approved by us for the change to be effective.  The effective date of the change will be the date you sign the notice or, if the notice is not dated, the date it is received at our Service Center.  We will not be liable for any payment made or action taken by us before we receive the notice.

13. TERMINATION.  This rider will terminate on the earliest of the following dates:

1) The Expiration Date for this rider shown on page 5-TIB.
2) The date this contract terminates.
3) The date all of the Term Insurance is converted.
4) If this contract includes an Extended Death Benefit Guarantee, the date this rider terminates according to the provisions of that guarantee.
5) The first Monthly Anniversary on or after the date we receive
   Written Notice to cancel this rider.

Signed for the Thrivent Financial for Lutherans

President

Secretary

THRIVENT FINANCIAL FOR LUTHERANS                                  RIDER

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SPOUSE TERM LIFE INSURANCE BENEFIT
-----------------------------------------------------------------------

1. CONSIDERATION.  We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the
Monthly Cost.

2. DEFINITIONS.

2a. Date of Issue of this Rider.  The Date of Issue of this Rider as stated on page 5-SIB.

2b. Rider Anniversary.  The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

2c. Rider Year.  The first Rider Year is the period of time from the
Date of Issue of this Rider until the first Rider Anniversary.
Thereafter, Rider Year is the period of time from one Rider Anniversary to the next Rider Anniversary.

2d. Spouse.  The Spouse is the Insured's Spouse named on page 5-SIB.

2e. Spouse Attained Age.  The Spouse Attained Age on any day is the
Spouse's age on the Rider Anniversary on or immediately prior to that day.

2f. Spouse's Issue Age.  The Spouse's age on the Date of Issue of this
Rider as shown on page 5-SIB.

3. SPOUSE MEMBERSHIP.  The Spouse is a benefit member of the Society.
Rights and privileges of membership are set forth in the Articles of
Incorporation and Bylaws of the Society or in the Application.  These
rights and privileges are separate from the ownership of this contract.
Membership rights and privileges cannot be assigned.

4. THE BENEFIT.  Upon receiving proof that the death of the Spouse occurred before this rider terminated, we will pay to the Spouse's beneficiary the amount of Spouse Term Insurance shown on page 5-SIB.

5. MONTHLY COST.  The Monthly Cost of this benefit is included in each
Monthly Deduction beginning on the Date of Issue of this Rider.  The
Monthly Cost is determined on the date of each Monthly Deduction and is equal to the Spouse Cost of Insurance Rate multiplied by the amount of
Spouse Term Insurance divided by 1,000.

6. SPOUSE COST OF INSURANCE RATE.  We will determine the Spouse Cost of
Insurance Rate monthly.  The rate is based on the Spouse's Risk Class,
Sex, Issue Age, Spouse Attained Age and amount of Spouse Term
Insurance.  The Spouse Cost of Insurance Rate will not exceed the rates shown on page 5-SIB, unless the Risk Class is rated.

UR-QS-SIB (03)

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SPOUSE TERM LIFE INSURANCE BENEFIT                          (continued)
-----------------------------------------------------------------------

If the Risk Class for the Spouse Term Insurance is rated, the maximum cost is increased in one or both of the following ways, as specified on page 5-SIB:

1) The maximum Spouse Cost of Insurance Rate is multiplied by a specified percentage rating.
2) An extra monthly amount is added to the Spouse Cost of Insurance
   Rate.

We may charge less than the maximum rate.  Any change in Spouse Cost of
Insurance Rates will be based on the amount of Spouse Term Insurance and will apply to all spouses of the same risk class, sex, issue age and attained age.

7. DECREASE IN SPOUSE TERM INSURANCE.  You may decrease the amount of
Spouse Term Insurance once in each Rider Year.  The decrease is subject to the following:

1) You must give Written Notice.
2) The remaining amount of Spouse Term Insurance must not be less than
   $25,000.
3) A new Death Benefit Guarantee Premium for this contract will be determined for any Death Benefit Guarantee in effect on the effective date of the decrease.
4) The effective date of the decrease will be the first Monthly
   Anniversary on or after the date we receive Written Notice.  That date will be shown on the supplemental contract schedule that we will mail to you.

8. CONVERSION PRIVILEGE.  After the first Rider Anniversary and before
Spouse Attained Age 70, you may convert some or all of the Spouse Term
Insurance to any life insurance contract, other than term insurance, that we offer at the time of conversion.  The new contract will be on the life of the Spouse with no evidence of insurability required.
Conversion is subject to the following:

1) Written application must be made to us at our
   Service Center.
2) Conversion must be made while this rider is in force.
3) No premium may be in default at the time of conversion.
4) The amount of the new contract may not exceed the amount of
   Spouse Term Insurance converted.
5) If not all of the Spouse Term Insurance is converted to a new contract, the amount of Spouse Term Insurance remaining in force after conversion must be at least $25,000.
6) The new contract's date of issue will be the date of conversion.
   The issue age will be the Spouse's age last birthday on that date.
   Premiums will be based on rates in effect on the date of conversion.
7) The risk class for the new contract will be the same as for this rider or, if that class is not offered by us, the most comparable risk class then available.  If any exclusion rider applies to this rider, the new contract will also have such an exclusion rider.

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SPOUSE TERM LIFE INSURANCE BENEFIT                          (continued)
-----------------------------------------------------------------------

8) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue.  As used in those provisions, the date of issue will be the Date of Issue of this
   Rider.

9. SPOUSE OPTION TO PURCHASE INSURANCE.  The Spouse may purchase a new life insurance contract on his or her life with no evidence of insurability required if:

1) This rider terminates before the Expiration Date and before Spouse
   Attained Age 80; and
2) Termination is not due to conversion of the Spouse Term Insurance.

The purchase must be made within 90 days after the date this rider terminates and is subject to the following:

1) Written application must be made to us at our Service Center.
2) The new contract may be any life insurance contract that we offer at the time of purchase.
3) The amount of the new contract may not exceed the amount of Spouse
   Term Insurance in force on the date the rider terminated.
4) The new contract's date of issue will be the date of purchase.  The issue age will be the Spouse's age last birthday on that date.
   Premiums will be based on rates in effect on the date of issue.
5) The risk class for the new contract will be the same as for this rider or, if that class is not offered by us, the most comparable risk class then available.  If any exclusion applies to this rider, the new contract will also have such an exclusion rider.
6) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue.  As used in these provisions, the date of issue will be the Date of Issue of this
   Rider.

10. MISSTATEMENT OF AGE OR SEX.  If the Spouse's age or sex has been misstated, the amount of Spouse Term Insurance payable will be adjusted to the amount that would have been provided by the most recent Monthly
Cost deduction for this rider using the correct age and sex.

11. INCONTESTABILITY.  We will not contest the validity of this rider after it has been in force during the lifetime of the Spouse for two years from the Date of Issue of this Rider.

12. EXCLUSION: SUICIDE.  If the Spouse dies by suicide, while sane or insane, within two years after the Date of Issue of this Rider, the benefit of this rider is limited to the sum of the Monthly Cost deductions made for this rider.

13. REINSTATEMENT.  This rider may be reinstated if the contract is reinstated.  To reinstate this rider we require evidence of the
Spouse's insurability which meets our standards.  Section 11
INCONTESTABILITY will apply from the date the rider is reinstated with regard to statements made in the application for reinstatement.

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SPOUSE TERM LIFE INSURANCE BENEFIT                          (continued)
-----------------------------------------------------------------------

14. BENEFICIARY.  The beneficiary of this rider is named in the
Application.  You may change the beneficiary by giving Written Notice while the Spouse is living.  The Written Notice must be received and approved by us for the change to be effective.  The effective date of the change will be the date you sign the notice or, if the notice is not dated, the date it is received at our Service Center.  We will not be liable for any payment made or action taken by us before we receive the notice.

15. TERMINATION.  This rider will terminate on the earliest of the following dates:

1) The Expiration Date for this rider shown on page 5-SIB.
2) The date this contract terminates.
3) The date all of the Spouse Term Insurance is converted.
4) If this contract includes an Extended Death Benefit Guarantee, the date this rider terminates according to the provisions of that guarantee.
5) The first Monthly Anniversary on or after the date we receive
   Written Notice to cancel this rider.

Signed for the Thrivent Financial for Lutherans

President

Secretary

THRIVENT FINANCIAL FOR LUTHERANS                                  RIDER

-----------------------------------------------------------------------
CHILD TERM LIFE INSURANCE BENEFIT
-----------------------------------------------------------------------

1. CONSIDERATION.  We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-CIB.

2. DEFINITIONS.

2a. Date of Issue of this Rider.  The Date of Issue of this Rider as stated on page 5-CIB.

2b. Rider Anniversary.  The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

2c. Child.  A Child insured under this rider is:

1) Any child named for this rider in the Application;
2) Any live child born to the Insured after the Date of Issue of this
   Rider;
3) Any child legally adopted by the Insured after the Date of Issue of this Rider and prior to the child's 18th birthday; and
4) Any child accepted for coverage under this rider based on written application made after the Date of Issue of this Rider.

Child does not include a child for whom insurance has been terminated by Written Notice.

3. THE BENEFIT.  We will provide the benefits described below upon each of the following events:

3a. Death of a Child.  Upon receiving proof that the death of a Child occurred before this rider terminated, we will pay the amount of Child
Term Insurance shown for this rider on page 5-CIB to the Child's beneficiary if:

1) An Option to Purchase Insurance on that Child was not exercised before the death of the Child; and
2) The death of the Child occurred before the first Rider Anniversary on or after the Child's 25th birthday.

3b. Death of the Insured.  Upon receiving proof that the death of the
Insured occurred before this rider terminated, any Child Term Insurance then in force will become Child Paid-Up Term Insurance to the Rider
Anniversary after the Child's 25th birthday.  The amount of Child
Paid-Up Term Insurance is the same as the amount of Child Term
Insurance that is replaced.

UR-QC-CIB (03)

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CHILD TERM LIFE INSURANCE BENEFIT                           (continued)
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4. MONTHLY COST.  The monthly cost for this rider is shown on page
5-CIB.  It is not deducted until at least one child is insured under this rider.  If there are no children insured under this rider on the date of birth or adoption of any child, you must give Written Notice of birth or adoption before the sixth Monthly Anniversary after that date.
The monthly cost will then be deducted beginning on the sixth Monthly
Anniversary after the date of birth or adoption.  If the required notice is not given, insurance on that Child will terminate on that sixth Monthly Anniversary.

5. OPTION TO PURCHASE INSURANCE.  Beginning on the Rider Anniversary on
or after a Child's 21st birthday, that Child will have the option to purchase an insurance contract on his or her life with no evidence of insurability required.  This option to purchase will be effective until the Rider Anniversary on or after that child's 25th birthday.  This option is subject to the following:

1) Written application must be made to us at our
   Service Center.
2) No premium may be in default on the date of purchase.
3) The amount of the new contract may not exceed five times the amount of the Child Term Insurance.
4) The new contract may be any life insurance contract that we offer at the time of purchase.
5) The new contract's date of issue will be the date of purchase.   The
   issue age will be the Child's age on that date.  Premiums will be based on rates in effect on the date of purchase.  The risk class will be standard tobacco or, if that class is not offered by us, the most comparable risk class then available.
6) Child Term Insurance on that Child will terminate on the date of issue of the new contract.
7) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue.  As used in those provisions, the date of issue will be the Date of Issue of this
   Rider as it applies to the amount of Child Term Insurance.  For any amount of the new contract in excess of the amount of Child Term
   Insurance, the date of issue as used in those provisions will be the date of issue of the new contract.

6. BENEFICIARY.  The beneficiary of this rider is named in the
Application.  You may change the beneficiary for a Child by sending a signed, written request to our Service Center while the Child is living.  If the owner dies and the Child has attained age 16, the Child may change the beneficiary by making a written request to us.  If the owner dies and the Child has not attained age 16, the Child's legal guardian may change the beneficiary by making a written request to us.
The request must be received and approved by us for the change to be effective.  The effective date of the change will be the date the request is signed or, if the request is not dated, the date it is received at our Service Center.  We will not be liable for any payment made or action taken by us before we receive the request.

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CHILD TERM LIFE INSURANCE BENEFIT                           (continued)
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7. INCONTESTABILITY.  With respect to each Child named in an application for coverage under this rider, we will not contest the validity of this rider after it has been in force during the lifetime of that Child for two years from its effective date.  This provision will apply from the date this rider is reinstated with regard to statements made in the application for reinstatement.

8. REINSTATEMENT.  This rider may be reinstated if the contract is reinstated.  To reinstate this rider we require evidence of each
Child's insurability which meets our standards.  Section 7
INCONTESTABILITY will apply from the date the rider is reinstated with regard to statements made in the application for reinstatement.

9. SURRENDER OF CHILD PAID-UP TERM INSURANCE.  If this rider is in force as Child Paid-Up Term Insurance, you may surrender the Child
Paid-Up Term Insurance for its accumulated value by giving Written
Notice while the Child is living.  The surrender will be effective on the date the notice is signed.  The accumulated value is the net single premium for the Child Paid-Up Term Insurance based on the Commissioners
1980 Standard Ordinary Mortality Table and 4% interest.  Values are not less than the minimum values required by law.  Information on applicable accumulated values will be furnished upon request.

If we receive Written Notice to surrender the Child Paid-Up Term
Insurance within 30 days after a Rider Anniversary, the accumulated value will not be less than it was on that anniversary.

10. TERMINATION.  This rider will terminate on the earliest of the following dates:

1) The first Rider Anniversary on or after the 80th birthday of the
   Insured.
2) The date this contract terminates.
3) The first Monthly Anniversary on or after the date we receive
   Written Notice to cancel this rider.

However, if this contract terminates due to the death of the Insured, this rider will remain in force until all Child Paid-Up Term Insurance under this rider terminates.

Signed for the Thrivent Financial for Lutherans

President

Secretary

THRIVENT FINANCIAL FOR LUTHERANS                                  RIDER

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DISABILITY WAIVER OF SELECTED AMOUNT BENEFIT
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1. CONSIDERATION.  We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-WSA.

2. DEFINITIONS.

2a. Age.  For purposes of this rider, "Age 5," "Age 65" and "Age 100"
mean the first Rider Anniversary on or after the Insured's 5th, 65th, and
100th birthday, respectively.

2b. Date of Issue of this Rider.  The Date of Issue of this Rider as stated on page 5-WSA.

2c. Rider Anniversary.  The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

3. THE BENEFIT.  Upon receiving proof that Total Disability has continued for six consecutive months, we will credit a premium to this contract on each Monthly Anniversary during a Benefit Period.  The premium credited will be equal to one-twelfth of the Selected Amount shown on page 5-WSA.

In addition, for each Monthly Anniversary that occurs during the
Benefit Period but before we receive proof of Total Disability, we will credit a premium equal to one-twelfth of the Selected Amount.  This adjustment will be made on the day your claim for waiver is approved by
us.

4. BENEFIT PERIOD.  A Benefit Period begins:

1) At Age 5, if the Insured has a Total Disability on that day; or
2) On the date Total Disability begins, if that date is after Age 5.

A Benefit Period ends on the date Total Disability ends or, if earlier,
Age 100.

UR-QW-WSA (03)

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DISABILITY WAIVER OF SELECTED AMOUNT BENEFIT                (continued)
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5. TOTAL DISABILITY.  Total Disability is a disability of the Insured:

1) Which begins before Age 65;
2) Which results from accidental bodily injury sustained or disease which first appears while both this contract and this rider are in force; and
3) Which completely prevents the Insured from engaging in an Occupation for gain or profit.  During the first 24 months of disability,
   Occupation is the Insured's regular occupation when disability begins.  After this, it is any occupation for which the Insured is or becomes qualified by reason of education, training or experience.
   However:

   a) If the Insured is a full-time student under age 18 when Total
      Disability begins, Occupation for gain or profit means attending school outside the home.  This definition applies until the disabled Insured reaches age 18, or for 24 months if later.
   b) If the Insured is primarily a homemaker when Total Disability begins, Occupation for gain or profit means performing household duties.

6. SEPARATE PERIODS OF DISABILITY.  For each separate period of disability, Total Disability must continue for six consecutive months before benefits may be provided under this rider.  Periods of disability are separate if:

1) The disability in a later period does not result from, or is not contributed to by, the same cause or causes as the disability in a prior period; or
2) The later period of disability begins after you resume an
   Occupation for gain or profit for a continuous period of six months during which no disability benefits are payable under this rider.

7. RISKS NOT ASSUMED.  No premiums will be credited under this rider if the Total Disability results from:

1) Intentionally self-inflicted injury, while sane or insane; or
2) Any act of war, declared or undeclared, or any act attributable to war.

8. NOTICE AND PROOF OF CLAIM.  Written Notice and proof of claim must be given to us at our Service Center within one year after the end of each period for which benefits are payable.  However, failure to give proof within one year will not affect the claim if proof is given as soon as is reasonably possible.

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DISABILITY WAIVER OF SELECTED AMOUNT BENEFIT                (continued)
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9. PROOF OF CONTINUANCE OF TOTAL DISABILITY.  Proof of continuance of
Total Disability, at your expense, will be required at reasonable intervals.  If you do not give proof, no further premiums will be credited under this rider.  After premiums have been credited for two full years, we will not require proof more than once a year.  As part of any proof we may require the Insured, at our expense, to have an examination by a physician whom we will name.

10. BENEFITS AFTER PREMIUM IN DEFAULT.  No premiums will be credited under this rider until your claim for waiver is approved.

If a premium is in default, your claim for waiver will be approved only if:

1) Total Disability began before the end of the grace period of the first premium in default;
2) Written notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonably possible; and
3) All other conditions of this rider are met.

If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.

11. CONTRACT BENEFITS NOT REDUCED.  Premiums credited under this rider will not reduce any other contract benefits.  Accumulated Values and all other benefits will be the same as if the credited premiums had been paid in cash.

12. TERMINATION.  This rider will terminate on the earliest of the following dates:

1) The date the Insured reaches Age 65 or the end of a Benefit Period, if later.
2) The date this contract terminates.
3) The first Monthly Anniversary on or after the date we receive
   Written Notice to cancel this rider.

Signed for the Thrivent Financial for Lutherans

President

Secretary

THRIVENT FINANCIAL FOR LUTHERANS                                  RIDER

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DISABILITY WAIVER OF MONTHLY DEDUCTION BENEFIT
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1. CONSIDERATION.  We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-WMD.

2. DEFINITIONS.

2a. Age.  For purposes of this rider, "Age 5," "Age 65" and "Age 100" mean the first Rider Anniversary on or after the Insured's 5th, 65th, and 100th birthday, respectively.

2b. Date of Issue of this Rider.  The Date of Issue of this Rider as stated on page 5-WMD.

2c. Rider Anniversary.  The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

3. THE BENEFIT.  Upon receiving proof that Total Disability has continued for six consecutive months, we will waive the Monthly
Deduction on each Monthly Anniversary during a Benefit Period.

In addition, for each Monthly Anniversary that occurs during the
Benefit Period but before we receive proof of Total Disability, we will credit an amount equal to the Monthly Deduction on that Monthly
Anniversary.  This adjustment will be made on the day your claim for waiver is approved by us.

4. BENEFIT PERIOD.  A Benefit Period begins:

1) At Age 5, if the Insured has a Total Disability on that day; or
2) On the date Total Disability begins, if that date is after Age 5.

A Benefit Period ends on the date Total Disability ends.

UR-QM-WMD (03)

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DISABILITY WAIVER OF MONTHLY DEDUCTION BENEFIT              (continued)
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5. TOTAL DISABILITY.  Total Disability is a disability of the Insured:

1) Which begins before Age 65;
2) Which results from accidental bodily injury sustained or disease which first appears while both this contract and this rider are in force; and
3) Which completely prevents the Insured from engaging in an Occupation for gain or profit.  During the first 24 months of disability,
   Occupation is the Insured's regular occupation when disability begins.  After this, it is any occupation for which the Insured is or becomes qualified by reason of education, training or experience.
   However:

   a) If the Insured is a full-time student under age 18 when Total
      Disability begins, Occupation for gain or profit means attending school outside the home.  This definition applies until the disabled Insured reaches age 18, or for 24 months if later.
   b) If the Insured is primarily a homemaker when Total Disability begins, Occupation for gain or profit means performing household duties.

6. SEPARATE PERIODS OF DISABILITY.  For each separate period of disability, Total Disability must continue for six consecutive months before benefits may be provided under this rider.  Periods of disability are separate if:

1) The disability in a later period does not result from, or is not contributed to by, the same cause or causes as the disability in a prior period; or
2) The later period of disability begins after you resume an Occupation for gain or profit for a continuous period of six months during which no disability benefits are payable under this rider.

7. RISKS NOT ASSUMED.  No Monthly Deductions will be waived under this rider if the Total Disability results from:

1) Intentionally self-inflicted injury, while sane or insane; or
2) Any act of war, declared or undeclared, or any act attributable to war.

8. NOTICE AND PROOF OF CLAIM.  Written Notice and proof of claim must be given to us at our Service Center within one year after the end of each period for which benefits are payable.  However, failure to give proof within one year will not affect the claim if proof is given as soon as is reasonably possible.

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DISABILITY WAIVER OF MONTHLY DEDUCTION BENEFIT              (continued)
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9. PROOF OF CONTINUANCE OF TOTAL DISABILITY.  Proof of continuance of
Total Disability, at your expense, will be required at reasonable intervals.  If you do not give proof, no further Monthly Deductions will be waived under this rider.  After Monthly Deductions have been waived for two full years, we will not require proof more than once a year.  As part of any proof we may require the Insured, at our expense, to have an examination by a physician whom we will name.

10. BENEFITS AFTER PREMIUM IN DEFAULT.  No Monthly Deductions will be waived under this rider until your claim for waiver is approved.

If a premium is in default, your claim for waiver will be approved only if:

1) Total Disability began before the end of the grace period of the first premium in default;
2) Written notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonably possible; and
3) All other conditions of this rider are met.

If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.

11. CONTRACT BENEFITS NOT REDUCED.  Monthly Deductions waived under this rider will not reduce any other contract benefits.  Accumulated
Values and all other benefits will be the same as if the Monthly
Deduction had been made rather than waived.

12. TERMINATION.  This rider will terminate on the earliest of the following dates:

1) The date the Insured reaches Age 65 or the end of the Benefit
   Period, if later.
2) The date this contract terminates.
3) The first Monthly Anniversary on or after the date we receive
   Written Notice to cancel this rider.

Signed for the Thrivent Financial for Lutherans

President

Secretary

THRIVENT FINANCIAL FOR LUTHERANS                                  RIDER

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APPLICANT WAIVER OF SELECTED AMOUNT BENEFIT
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1. CONSIDERATION.  We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-AWSA.

2. DEFINITIONS.

2a. Applicant.  The person named in the Application as applicant for this contract.

2b. Date of Issue of this Rider.  The Date of Issue of this Rider as stated on page 5-AWSA.

2c. Rider Anniversary.  The same month and day of each year after issue of this rider as in the Date of Issue of this Rider.

3. THE BENEFIT.  Upon receiving proof of the death of the Applicant or proof that Total Disability has continued for six consecutive months, we will credit a premium to this contract on each Monthly Anniversary during a Benefit Period.  The premium credited will be equal to one-twelfth of the Selected Amount shown on page 5-AWSA.

In addition, for each Monthly Anniversary that occurs during the
Benefit Period but before we receive proof of Total Disability, we will credit a premium equal to one-twelfth of the Selected Amount.  This adjustment will be made on the day your claim for waiver is approved by
us.

4. BENEFIT PERIOD.  A Benefit Period begins on the date of death of the
Applicant or the date Total Disability begins.  A Benefit Period ends on the first Rider Anniversary on or after the Insured's 21st birthday or, if earlier, the date Total Disability ends.

5. TOTAL DISABILITY.  Total Disability is a disability of the
Applicant:

1) Which begins before Age 65;
2) Which results from accidental bodily injury sustained or disease which first appears while both this contract and this rider are in force; and
3) Which completely prevents the Applicant from engaging in an
   Occupation for gain or profit.  During the first 24 months of disability, Occupation is the Applicant's regular occupation when disability begins.  After this, it is any occupation for which the
   Applicant is or becomes qualified by reason of education, training or experience.  However, if the Applicant is primarily a homemaker when Total Disability begins, Occupation for gain or profit means performing household duties.

UR-QP-AWSA (03)

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APPLICANT WAIVER OF SELECTED AMOUNT BENEFIT                 (continued)
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6. SEPARATE PERIODS OF DISABILITY.  For each separate period of disability, Total Disability must continue for six consecutive months before benefits may be provided under this rider.  Periods of disability are separate if:

1) The disability in a later period does not result from, or is not contributed to by, the same cause or causes as the disability in a prior period; or
2) The later period of disability begins after the Applicant resumes an
   Occupation for gain or profit for a continuous period of six months during which no disability benefits are payable under this rider.

7. CONCURRENT BENEFITS.  Benefits will not be paid during the same period for:

1) Death and Total Disability of the Applicant; or
2) Death or Total Disability of the Applicant and Total Disability of
   the Insured.

In the event of concurrent claims, we will pay only the greater benefit.  If concurrent claims would provide the same benefit, we will pay the benefit with the longer Benefit Period.

8. RISKS NOT ASSUMED.  No premiums will be credited under this rider if the Total Disability results from:

1) Intentionally self-inflicted injury, while sane or insane; or
2) Any act of war, declared or undeclared, or any act attributable to war.

9. NOTICE AND PROOF OF CLAIM.  Written Notice and proof of claim must be given to us at our Service Center within one year after the end of each period for which benefits are payable.  However, failure to give proof within one year will not affect the claim if proof is given as soon as is reasonably possible.

10. PROOF OF CONTINUANCE OF TOTAL DISABILITY.  Proof of continuance of
Total Disability, at your expense, will be required at reasonable intervals.  If you do not give proof, no further premiums will be credited under this rider.  After premiums have been credited for two full years, we will not require proof more than once a year.  As part of any proof we may require the Applicant, at our expense, to have an examination by a physician whom we will name.

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APPLICANT WAIVER OF SELECTED AMOUNT BENEFIT                 (continued)
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11. BENEFITS AFTER PREMIUM IN DEFAULT.  No premiums will be credited under this rider until your claim for waiver is approved.

If a premium is in default, your claim for waiver will be approved only if:

1) Total Disability began before the end of the grace period of the first premium in default;
2) Written notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonably possible; and
3) All other conditions of this rider are met.

If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.

12. CONTRACT BENEFITS NOT REDUCED.  Premiums credited under this rider will not reduce any other contract benefits.  Accumulated Values and all other benefits will be the same as if the credited premiums had been paid in cash.

13. TERMINATION.  This rider will terminate on the earliest of the following dates:

1) The date the Applicant reaches Age 65 or the end of a Benefit
   Period, if later.
2) The date control of this contract is transferred to the Insured.
3) The date this contract terminates.
4) The first Monthly Anniversary on or after the date we receive
   Written Notice to cancel this rider.

Signed for the Thrivent Financial for Lutherans

President

Secretary

THRIVENT FINANCIAL FOR LUTHERANS                   AMENDATORY AGREEMENT

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AVIATION EXCLUSION
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This contract is amended to include the following provisions.

1. DESIGNATED INSURED.  This agreement applies only to
the Designated Insured(s) named for this agreement on page 5-AVEX.

2. EXCLUSION.  The amount payable upon the death of a Designated
Insured is limited if that person's death is a result of injuries received while operating, descending from, or riding in an aircraft being used for private or instructional purposes.  Aircraft includes all engine and non-engine aircraft including but not limited to hang-gliders, kites, parachutes and balloons.

3. LIMITED DEATH PROCEEDS.  If a Designated Insured dies as in
Paragraph 2, the amount payable upon that person's death is limited as follows:

1) If that person is named as Insured on page 3 of this contract, then the amount payable is the Cash Surrender Value or, if greater the sum of premiums paid on this contract less the sum of:

   a) The monthly cost deductions made for any riders that provide coverage on a person other than the Designated Insured;
   b) Any Partial Surrenders; and
   c) Any Debt.

2) If that person is insured only under a rider attached to this contract, then the amount payable is equal to the sum of the monthly cost deductions made for the rider covering that person.

In no case will this agreement increase the amount otherwise payable under this contract.  Any amount payable will be paid in a lump sum.

Signed for the Thrivent Financial for Lutherans

President

Secretary

UM-QA-AVEX (03)